As filed with the Securities and Exchange Commission on March 18, 1999

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                         POST EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
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                           EXIGENT INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

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    Delaware                              7373                      59-3379927
(State or other jurisdiction of  (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)    Classification Code No.)   Identification No.)

                                 1225 Evans Road
                          Melbourne, Florida 32904-2314
                                 (407)-952-7550

            (Address, including zip code, and telephone number, including area code, of registrant's principal execute offices)


                               JOHN G. IGOE, ESQ.
                              Edwards & Angell, LLP
                               250 Royal Palm Way
                              Palm Beach, FL 33480

     (Name, address, including zip code, and telephone number, including area code, of agent for service)

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


     Pursuant to the requirements of the Securities Act of 1933, the Registrant hereby withdraws from registration all of the 3,520,245 shares of Common Stock, par value $.01 per share, and 1,070,270 Common Stock Purchase Warrants registered hereunder which remain unsold at the effective date of this Post-Effective Amendment.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melbourne, State of Florida, on this 18th day of March, 1999.

                                                  EXIGENT INTERNATIONAL, INC.

                                                  By: /s/ BERNARD R. SMEDLEY
                                                     ---------------------------
                                                       Bernard R. Smedley
                                                       Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on March 18, 1999.

     Signature                      Title                              Date



/s/ Bernard R. Smedley                                            March 18, 1999
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Bernard R. Smedley              Chief Executive Officer
                                  and Chairman of the Board
                                  of Directors

/s/ Jeffery Weinress                                              March 18, 1999
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Jeffery Weinress               Chief Financial Officer and
                                 Principal Accounting
                                 Officer


 /s/ Don F. Riordan, Jr.                                          March 18, 1999
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Don F. Riordan, Jr.            Director


/s/ Daniel J. Stark
-------------------------------
Daniel J. Stark                Director                           March 18, 1999


/s/ William K. Presley
-------------------------------
William K. Presley             Director                           March 18, 1999




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



/s/ Robert M. Janowiak
-------------------------------
Robert M. Janowiak             Director                           March 18, 1999


/s/ Arthur H. Collier
-------------------------------
Arthur H. Collier              Director                           March 18, 1999


/s/ Scott B. Helm
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Scott B. Helm                  Director                           March 18, 1999







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